                                                                       EXHIBIT B


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                            STOCK PURCHASE AGREEMENT

                                     between

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                                       and

                       UNITED FINANCIAL ADJUSTING COMPANY

                                   dated as of

                                November 20, 1998

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



                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1         DEFINITIONS...................................................................................1

ARTICLE 2         PURCHASE AND SALE OF SHARES; CLOSING..........................................................6
         Section 2.1       Purchase and Sale; Purchase Price....................................................6
         Section 2.2       Closing; Termination.................................................................6

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE SELLER..................................................6
         Section 3.1       Organization and Qualification; Subsidiaries.........................................6
         Section 3.2       Authority Relative to Agreements; Board Approval.....................................7
         Section 3.3       Capital Stock........................................................................7
         Section 3.4       No Conflicts; No Defaults; Required Filings and Consents.............................8
         Section 3.5       SEC Matters and Absence of Undisclosed Liabilities...................................9
         Section 3.6       Litigation; Compliance With Law......................................................9
         Section 3.7       Absence of Certain Changes or Events................................................10
         Section 3.8       Tax Matters.........................................................................10
         Section 3.9       Compliance with Agreements..........................................................11
         Section 3.10      Financial Records; Seller Articles and By-Laws; Corporate Records...................12
         Section 3.11      Title to Assets, Liens..............................................................12
         Section 3.12      Environmental Matters...............................................................12
         Section 3.13      Employees and Benefit Plans.........................................................13
         Section 3.14      Labor Matters.......................................................................13
         Section 3.15      Proprietary Rights..................................................................14
         Section 3.16      Insurance...........................................................................14
         Section 3.17      Year 2000 Compliance................................................................14
         Section 3.18      Proxy Statement.....................................................................14
         Section 3.19      Franchise Matters...................................................................14
         Section 3.20      Government Approvals; Compliance with Laws and Orders...............................16
         Section 3.21      Takeover Statutes...................................................................16
         Section 3.22      Brokers and Finders.................................................................16
         Section 3.23      Knowledge Defined...................................................................16

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF BUYER......................................................16
         Section 4.1       Organization........................................................................16
         Section 4.2       Due Authorization...................................................................17
         Section 4.3       Conflicting Agreements and Other Matters............................................17
         Section 4.4       Private Placement...................................................................17
         Section 4.5       Proxy Statement.....................................................................18
         Section 4.6       Brokers or Finders..................................................................18
         Section 4.7       Violations..........................................................................18
         Section 4.8       Labor Matters.......................................................................18
         Section 4.9       Rights in Software..................................................................18
         Section 4.10      Year 2000 Compliance................................................................19
         Section 4.11      Government Approvals; Compliance with Laws and Orders...............................19

ARTICLE 5  COVENANTS RELATING TO THE CLOSING...................................................................19
         Section 5.1       Taking of Necessary Action..........................................................19
         Section 5.2       Public Announcement; Confidentiality................................................20

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
         Section 5.3       Conduct of Business.................................................................21
         Section 5.4       Acquisition Proposal................................................................22
         Section 5.5       Notification of Certain Matters.....................................................23
         Section 5.6       Provision of Certain Documents......................................................23
         Section 5.7       Registration Rights Agreement.......................................................23
         Section 5.8       Service Agreement...................................................................23
         Section 5.9       Agreement with William Rocke........................................................23
         Section 5.10      Agreement with Jean Ryberg..........................................................23

ARTICLE 6  CERTAIN ADDITIONAL COVENANTS........................................................................24
         Section 6.1       Resale..............................................................................24
         Section 6.2       Board Representation; Visitation Rights; Voting Agreements..........................24
         Section 6.3       Listing.............................................................................24
         Section 6.4       Disinterested Directors.............................................................25
         Section 6.5       Tender Offer; Distribution..........................................................25
         Section 6.6       Legends; Stop-Transfer Orders.......................................................26
         Section 6.7       Access to Information...............................................................26

ARTICLE 7  CLOSING DELIVERIES..................................................................................27
         Section 7.1       Seller Closing Deliveries...........................................................27
         Section 7.2       Buyer Closing Deliveries............................................................28

ARTICLE 8  CONDITIONS TO CLOSING...............................................................................28
         Section 8.1       Conditions to Purchase at Closing...................................................28
         Section 8.2       Conditions of Sale at Closing.......................................................29

ARTICLE 9  SURVIVAL; INDEMNIFICATION...........................................................................30
         Section 9.1       Survival............................................................................30
         Section 9.2       Indemnification by Buyer or the Seller..............................................31
         Section 9.3       Third-Party Claims..................................................................31
         Section 9.4       Limitations on Indemnification; Survival............................................31

ARTICLE 10 TERMINATION.........................................................................................32
         Section 10.1      Termination.........................................................................32
         Section 10.2      Procedure and Effect of Termination.................................................33
         Section 10.3      Expenses............................................................................33

ARTICLE 11 MISCELLANEOUS.......................................................................................33
         Section 11.1      Counterparts........................................................................33
         Section 11.2      Governing Law.......................................................................34
         Section 11.3      Jurisdiction........................................................................34
         Section 11.4      Entire Agreement....................................................................34
         Section 11.5      Notices.............................................................................34
         Section 11.6      Successors and Assigns..............................................................35
         Section 11.7      Amendments and Waivers..............................................................35
         Section 11.8      Interpretation; Absence of Presumption..............................................35
         Section 11.9      Severability........................................................................36
         Section 11.10     Further Assurances..................................................................36
         Section 11.11     Specific Performance................................................................36

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                                       SCHEDULES

Schedule 3.1(d)                     Subsidiaries
Schedule 3.3(a)                     Options and Option Plans
Schedule 3.3(c)                     Investments
Schedule 3.4(d)                     Conflicts or Defaults
Schedule 3.6(a)                     Litigation
Schedule 3.6(c)                     Known Material Violations
Schedule 3.7                        Absence of Certain Changes or Events
Schedule 3.8(a)                     Tax Matters
Schedule 3.9(b)                     Unresolved Violations
Schedule 3.9(c)                     Joint Venture and Partnership Agreements
Schedule 3.9(d)                     Directory; Material Agreements
Schedule 3.9(e)                     Conflict Policies & Agreements; Waivers
Schedule 3.10(b)                    Corporate Records
Schedule 3.11                       Real Property and Permitted Liens
Schedule 3.13(a)                    Employment Agreements
Schedule 3.13(b)                    Employee Benefit Plans
Schedule 3.14                       Labor Matters
Schedule 3.15                       Intellectual Property
Schedule 3.16                       Insurance Policies
Schedule 3.17                       Year 2000
Schedule 3.19(e)                    Franchisee and Licensee Litigation
Schedule 3.20(b)                    Compliance with Laws
Schedule 4.8                        Buyer Labor Matters
Schedule 4.10                       Year 2000 Compliance of Buyer Software

                                       EXHIBITS

Exhibit A                           Terms of the Shares
Exhibit B                           Registration Rights Agreement
Exhibit C                           Service Agreement
Exhibit D                           William Rocke Agreement
Exhibit E                           Jean Ryberg Agreement
Exhibit F                           Insider Support Agreement

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                  THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of
November 20, 1998, is made between Frontier Adjusters of America, Inc, an Arizona corporation (the "Seller"), and United Financial Adjusting Company, an Ohio corporation (the "Buyer").

                                    RECITALS:
                                    ---------

                  WHEREAS, Buyer wishes to purchase from the Seller, and the Seller wishes to sell to Buyer, an aggregate of 5,258,513 shares of the Seller's Series A Convertible Voting Preferred Stock, $.01 par value per share, having the terms set forth on Exhibit A (the "Shares"), in exchange for the payment by Buyer to Seller of $6,836,067 (the "Purchase Price"); and

                  WHEREAS, Buyer and the Seller are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection with such transaction;

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

                  As used in this Agreement, the following terms have the following respective meanings:

                  "ACQUISITION PROPOSAL" has the meaning set forth in Section
5.4.

                  "ADDITIONAL DOCUMENTS" has the meaning set forth in Section
9.1.

                  "ACTION" means any actual or, to the Seller's knowledge, threatened action, claim, suit, litigation, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

                  "AFFILIATE" has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

                  "AGREEMENT" has the meaning set forth in the first paragraph hereof.

                  "AMEX" means the American Stock Exchange, Inc.


                  "ACQUISITION PROPOSAL" means any of the following transactions involving the Seller or any of its Subsidiaries, other than the transactions as contemplated by this Agreement: (i) any merger, consolidation, share exchange, reorganization, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (whether in a single transaction or series of transactions), of assets either constituting 10% or more of the assets of the Seller and its Subsidiaries, taken as a whole, or which generate 10% or more of the consolidated revenue of the Seller and its Subsidiaries; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Seller or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial

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
ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed, which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the Seller (other than Persons or "groups" which beneficially own or have the right to acquire beneficial ownership of 10% or more of the outstanding shares of capital stock of the Seller as of the date of this Agreement); or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "BENEFICIAL OWNERSHIP" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

                  "BLUE SKY LAWS" has the meaning set forth in Section 3.4(e).

                  "BOARD OF DIRECTORS" means the Board of Directors of the Seller.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a bank holiday in Cleveland, Ohio or Phoenix, Arizona.

                  "BUYER" has the meaning set forth in the first paragraph hereof.

                  "BUYER PERMITS" has the meaning set forth in Section 4.11.

                  "CERCLA" means the federal Comprehensive, Environmental Response, Compensation, and Liability Act, 42 U.S.C. sec. 9601 ET SEQ., as amended.

                  "CLOSING" has the meaning set forth in Section 2.1.

                  "CLOSING DATE" has the meaning set forth in Section 2.2.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

                  "COMMITMENT" means any commitment, contractual obligation, agreement, borrowing, capital expenditure or transaction entered into by the Seller or any of its Subsidiaries.

                  "COMMON SHARES" means the shares of common stock, $.01 par value per share, of the Seller.

                  "CURRENT REPORTS" has the meaning set forth in Section 3.5(b).

                  "DEPOSITARY" has the meaning set forth in Section 6.5(a).

                  "DIRECTOR" means a member of the Board of Directors.

                  "DIRECTORY" has the meaning set forth in Section 3.9(d).

                  "DISINTERESTED DIRECTORS" has the meaning set forth in Section 6.4.

                  "EMPLOYEES" means all current, former and retired employees, officers and directors of the Seller or any of its Subsidiaries, including current, former and retired employees, officers and directors on disability, layoff or leave status.

                  "ENVIRONMENTAL CLAIM" means any claim, investigation or notice (written or oral) by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or release of Materials of

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                                                                          Page 2

Environment Concern or the threatened release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

                  "ENVIRONMENTAL LAWS" means any federal, state, or local statute, law, ordinance, code, order, injunction, decree or ruling, and any regulation promulgated thereunder, which regulates or controls (i) pollution, contamination, or the condition of groundwater, surface water, soil, sediment or air, or (ii) a spill, leak, emission, discharge, release or disposal into groundwater, surface water, soil, sediment or air, including without limitation CERCLA; the Federal Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901 ET SEQ., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. sec. 1801 ET SEQ., as amended; the Toxic Substances Control Act, 15 U.S.C. sec. 2601 ET SEQ., as amended; the Clean Air Act, 42 U.S.C sec. 7401 ET SEQ., as amended; the Clean Water Act, 33 U.S.C. sec. 1251 ET SEQ., as amended; the Safe Drinking Water Act, 42 U.S.C. sec. 300f ET SEQ., as amended; the Emergency Planning and Community Right to Know Act, 42 U.S.C. sec. 11001 ET SEQ., as amended; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. sec. 136 ET SEQ., as amended; the National Environmental Policy Act, 42 U.S.C. sec. 4321 ET SEQ., as amended; any similar state or local statutes or ordinances, and the regulations promulgated thereunder.

                   "ERISA" means the Employee Income Security Act of 1974, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business within the meaning of Section 4001(a)(14) of ERISA.

                  "EXCHANGE ACT" has the meaning set forth in Section 3.4(e).

                  "EXTENSION PERIOD" has the meaning set forth in Section6.5(d).

                  "FILINGS" has the meaning set forth in Section 3.4(e).

                  "FORM 10-K" has the meaning set forth in Section 3.5(a).

                  "GAAP" has the meaning set forth in Section 3.5(b).

                  "GOVERNMENT AUTHORITY" means any government or state (or any subdivision thereof) of or in the United States or Canada, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 9.3.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 9.3.

                  "INDEMNITY THRESHOLD" has the meaning set forth in Section 9.4(a).

                  "INITIAL TENDER EXPIRATION DATE" has the meaning set forth in
Section 6.5(c).

                  "INSURANCE POLICIES" has the meaning set forth in Section
3.16.

                  "IRS" means the Internal Revenue Service or any successor thereto.

                  "LIABILITIES" means, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise.

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



                  "LIENS" means all liens, mortgages, deeds of Seller or any of its Subsidiaries, title retention arrangements, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

                  "LOSS AND EXPENSE" has the meaning set forth in Section
9.2(a).

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations, business or prospects of the Seller and its Subsidiaries (to the extent of the Seller's interests therein), taken as a whole.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. sec. 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

                  "MATERIAL TRANSACTION" means any transaction between Buyer and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other hand, that would be required to be disclosed in the Seller's reports or proxy materials filed under the Exchange Act by Item 404 of Regulation S-K.

                  "NOTICE OF SUPERIOR ACQUISITION PROPOSAL" has the meaning set forth in Section 5.4(c).

                  "OTHER FILINGS" has the meaning set forth in Section 5.1(b).

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

                  "PERMITTED LIENS" means: (A) statutory liens for obligations which are not overdue, or are being contested in good faith and are listed on
Schedule 3.11; (B) rights of way disclosed on an ALTA survey of the property; and (C) items listed on Schedule 3.11.

                  "PROXY STATEMENT" has the meaning set forth in Section 5.1(b).

                  "PURCHASE PRICE" has the meaning set forth in the first paragraph of the recitals to this Agreement.

                  "PURCHASED SHARES" means the Shares purchased by Buyer pursuant to this Agreement, including all Common Shares issuable upon conversion of the Shares, as adjusted for any share split, subdivision, combination, merger, reclassification or share dividend related to the Common Shares occurring at or prior to the time of such conversion.

                  "REAL PROPERTY" means the land owned, leased, or occupied by the Seller or any of its Subsidiaries.

                  "REGISTRATION RIGHTS AGREEMENT" means a registration rights agreement between Buyer and the Seller in substantially the same form as the agreement attached hereto as Exhibit B.

                  "SEC" has the meaning set forth in Section 3.5(a).

                  "SECURITIES ACT" has the meaning set forth in Section 3.4(e).

                  "SECURITIES LAWS" has the meaning set forth in Section 3.5(a).

                  "SELLER" has the meaning set forth in the first paragraph hereof.
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                                                                          Page 4

                  "SELLER ARTICLES" means the Articles of Incorporation of the Seller as in effect on the date of this Agreement.

                  "SELLER PERMITS" has the meaning set forth in Section 3.20(a).

                  "SELLER PLANS" means, collectively, each of the Seller's or any of its Subsidiaries' benefit, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit arrangements, understandings or plans (whether under Section 414(b), (c), (m) or (o) of the Code or otherwise) with regard to any Employee or any Person affiliated with the Seller or any of its Subsidiaries.

                  "SELLER PROPERTIES" has the meaning set forth in Section 3.11.

                  "SELLER REPORTS" has the meaning set forth in Section 3.5(a).

                  "SERVICE AGREEMENT" means a Service Agreement between Buyer and the Seller and its Subsidiaries, as applicable, in substantially the same form as the agreement attached hereto as Exhibit C.

                  "SHAREHOLDERS" means the holders of all of the issued and outstanding Common Shares.

                  "SHARE PURCHASE" has the meaning set forth in Section 6.5(d).

                  "SHARES" has the meaning set forth in the first paragraph of the recitals to this Agreement.

                  "STATE REGISTRATIONS" has the meaning set forth in Section 3.19(b).

                  "SUBSIDIARY" means each entity of which the Seller, directly or through one or more intermediary entities (i) has the right to elect a majority of the board of directors or other governing body, (ii) owns a majority of the issued and outstanding common stock, or (iii) has the right to receive 50% or more of the economic value of any business or activity in which such entity is engaged.

                  "SUPERIOR ACQUISITION PROPOSAL" has the meaning set forth in
Section 5.4(a).

                  "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 54A), customs duties, capital stock, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amount payable pursuant to any tax sharing agreement pursuant to which any relevant party is liable and any amount payable pursuant to any similar contract.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TENDER OFFER" has the meaning set forth in Section 6.5(a).

                  "TENDER OFFER MATERIALS" has the meaning set forth in Section 6.5(a).

                  "UFOC" has the meaning set forth in Section 3.19(b).

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                                    ARTICLE 2

                      PURCHASE AND SALE OF SHARES; CLOSING
                      ------------------------------------

                  Section 2.1 PURCHASE AND SALE; PURCHASE PRICE. On the terms and subject to the conditions hereof, at the closing of the purchase of the Shares (the "Closing"), the Seller shall issue and deliver the Shares to Buyer, duly registered in the name of Buyer or its designee, in exchange for the Purchase Price and Buyer shall deliver to the Seller the Purchase Price, by wire transfer of immediately available funds, in exchange for the Shares.

                  Section 2.2 CLOSING; TERMINATION. The Closing shall take place at 10:00 a.m., local time, at the offices of the Seller, 45 East Monterey Way, Phoenix, Arizona 85012, on the Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 8.1 and 8.2 (other than those conditions that are to be satisfied concurrently with the Closing), or on such other date or at such other time and place as the parties shall agree on in writing (the "Closing Date"). If the Closing has not occurred on or before the first anniversary of this Agreement and this Agreement has not been previously terminated under Article 10, this Agreement shall terminate on such anniversary without further action by the parties hereto, and this Agreement shall be null and void and have no further effect.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

                  The Seller hereby represents and warrants to Buyer as follows:

                  Section 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Seller has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder.

                  (b) Each Subsidiary of the Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate power and authority to own, operate, lease and encumber its properties and carry on its business as it is now being conducted.

                  (c) The Seller and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except for any such failures to so qualify that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (d) Schedule 3.1(d) sets forth the name of each Subsidiary (whether owned directly or indirectly through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Seller free and clear of all Liens, except as set forth in Schedule 3.1(d). The following information for each Subsidiary is set forth in Schedule 3.1(d), if applicable:
(i) its name and jurisdiction of incorporation or organization; and (ii) the type of and percentage interest held by the Seller in the

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                                                                          Page 6

Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary.

                  Section 3.2 AUTHORITY RELATIVE TO AGREEMENTS; BOARD APPROVAL. (a) The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by the Seller are within the corporate power of the Seller. This Agreement has been duly executed and delivered on behalf of the Seller. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the Seller, subject to approval by the Shareholders, the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

                  (b) The Board of Directors and a committee of "disinterested directors" (as defined in Chapter 23, Section 10-2741(d) of the Arizona Corporate Takeover Statute) have approved this Agreement and the transactions contemplated hereby and have determined to recommend that the Shareholders vote in favor of and approve the issuance of the Purchased Shares pursuant to this Agreement.

                  (c) The Purchased Shares to be issued pursuant to this Agreement have been duly authorized, and upon issuance on the terms set forth in this Agreement will be duly and validly issued, fully paid and nonassessable. At Closing and subject to the restrictions described in Section 6.6, the Seller will deliver to Buyer good and marketable title to the Purchased Shares, free and clear of all Liens (other than Liens created as a result of actions of Buyer). The Common Shares issuable upon conversion of the Shares will be duly and validly issued, fully paid and nonassessable and, if converted immediately after Closing or within 120 days thereafter, Buyer will own not less than 52% of the outstanding Common Shares on a fully diluted basis and such Common Shares will represent not less than 52% of the voting power on a fully diluted basis entitled to be voted on any issue, whether at a meeting of the Shareholders or otherwise.

                  (d) Neither the sale nor the conversion of the Purchased Shares pursuant to this Agreement will give any Shareholder: the right to demand payment for that Shareholder's Common Shares under the laws of the State of Arizona; any appraisal or similar rights under the laws of the State of Arizona; any dissenters' or similar rights under the laws of the State of Arizona; any preemptive or similar right to purchase additional shares of the Seller's capital stock; or any rights under any shareholders' rights, "poison pill" or similar plan adopted by the Board of Directors or the Shareholders or contained in the Seller Articles or other organizational documents of the Seller.

                  Section 3.3 CAPITAL STOCK. (a) The authorized capital stock of the Seller on the date hereof consists of 100,000,000 Common Shares, and 100,000,000 shares of preferred stock, $.01 per share. As of the date hereof, there are 4,605,358 Common Shares issued and outstanding, and no shares of preferred stock issued and outstanding. All such issued and outstanding Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Seller has no outstanding securities or bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the Shareholders or separately with respect to the transactions contemplated hereby. Other than options described in

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                                                                          Page 7

Schedule 3.3(a) which have heretofore been granted under the option plans also described in Schedule 3.3(a), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Seller to issue, transfer or sell any shares of capital stock or other equity interests of the Seller.

                  (b) No Subsidiary has issued or granted securities convertible into or exchangeable for interests in the Seller or in any Subsidiary and no Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in the Seller or in any Subsidiary, whether issued or unissued.

                  (c) Except for its interests in the Subsidiaries, none of the Seller or any of its Subsidiaries owns directly or indirectly any material interest or investment (whether equity or debt) in any corporation, partnership, joint business venture, trust or other legal entity (other than the list set forth on Schedule 3.3(c), which is a list of all of the investments of the Seller and its Subsidiaries).

                  Section 3.4 NO CONFLICTS; NO DEFAULTS; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery by the Seller of this Agreement, nor the consummation by the Seller of the transactions contemplated hereby in accordance with the terms hereof, will:

                  (a) conflict with or result in a breach of any provisions of the Seller Articles or By-laws of the Seller;

                  (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting or have any other consequence under, any Seller or Subsidiary stock option plan, option plan or similar compensation plan or any grant or award made under any of the foregoing, except for the accelerated vesting of stock options granted under the Company's existing stock option plans, which options and plans are listed on Schedule 3.3(a);

                  (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Seller or to any of its Subsidiaries;

                  (d) except as disclosed in Schedule 3.4(d), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Seller or of any of its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or any franchise, license, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Seller or any of its Subsidiaries is a party, or by which the Seller or any of its Subsidiaries or any of their properties is bound or affected, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or

                  (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority or private organization, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws") or the AMEX (collectively, the "Filings").

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                                                                          Page 8

                  Section 3.5 SEC MATTERS AND ABSENCE OF UNDISCLOSED LIABILITIES. (a) The Seller has delivered or made available to Buyer the Seller's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed by the Seller with the Securities and Exchange Commission ("SEC") and all exhibits, amendments and supplements thereto, including all documents incorporated by reference therein (collectively, the "Form 10-K"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by or relating to the Seller for the three years prior to the date of this Agreement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively the "Seller Reports"). The Seller Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Seller under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Seller Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Seller's knowledge, there is no unresolved violation asserted by any Government Authority with respect to any of the Seller Reports.

                  (b) Each of the balance sheets (including the related notes and schedules) included in or incorporated by reference into the Form 10-K and each Exchange Act report filed between the date such annual report was filed with the SEC and the Closing Date (the Form 10-K and such reports collectively, the "Current Reports") fairly and accurately present the consolidated financial position of the Seller and its Subsidiaries as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Current Reports (including any related notes and schedules) fairly and accurately present the consolidated results of operations, retained earnings or cash flows, as the case may be, of the Seller and its Subsidiaries for the period covered thereby, in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved ("GAAP") and in accordance with Regulation S-X promulgated by the SEC, except as may be noted therein and except, in the case of the unaudited statements, for normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such balance sheets and statements are free of material errors, omissions and misstatements. None of the receivables of the Seller and its Subsidiaries are materially overstated, and no payables and other liabilities of the Seller and its Subsidiaries are materially understated, on any such balance sheet or statement.

                  (c) Except as and to the extent set forth in the Current Reports or in any Schedule hereto, to the Seller's knowledge, none of the Seller or any of its Subsidiaries has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  Section 3.6       LITIGATION; COMPLIANCE WITH LAW. (a)
Schedule 3.6(a) sets forth a list and a brief description of all pending Actions involving the Seller or any of its Subsidiaries of which the Seller or any of its Subsidiaries have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $10,000 or which is reasonably likely to result in damages of $10,000 or more.

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                                                                          Page 9

                  (b) Except as set forth on Schedule 3.6(a), there are no Actions pending or, to the knowledge of the Seller threatened, against the Seller or any of its Subsidiaries (or any Seller Plan), or any property (including proprietary rights) of the Seller or any of its Subsidiaries in any court or other forum or before any arbitrator of any kind or before or by any Governmental Authority of which the Seller or any of its Subsidiaries have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $10,000 or which is reasonably likely to result in damages of $10,000 or more.

                  (c) To the knowledge of the Seller, none of the Seller or any of its Subsidiaries is in material violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties.
Schedule 3.6(c) sets forth all such violations known to the Seller or its Subsidiaries.

                  Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 3.7 or in any other Schedule hereto, since July 1, 1998, the Seller and each of its Subsidiaries has conducted its business only in the ordinary course of such business, and there has not been (a) any change, circumstance or event that had or that could reasonably be expected to have a Material Adverse Effect, or (b) any change in the Seller's accounting principles, practices or methods, except as required by changes in GAAP.

                  Section 3.8 TAX MATTERS. (a) The Seller and each of its Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects and all information shown thereon is correct in all material respects. All Taxes required to have been paid by the Seller or any of its Subsidiaries have been paid when due, except for Taxes contested in good faith and for which adequate reserves as required by GAAP have been taken and which are listed on Schedule 3.8(a). The Seller and each of its Subsidiaries have properly accrued its liability for all Taxes for periods subsequent to the periods covered by such Tax Returns as required by GAAP. None of the Seller or any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth on Schedule 3.8(a), none of the Seller or any of its Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. Except as set forth on Schedule 3.8(a), no claim has been made by any authority in a jurisdiction where the Seller or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of the Seller or of any of its Subsidiaries, (i) claimed or raised by any taxing authority in writing or (ii) as to which the Seller or any of its Subsidiaries has knowledge. Except as set forth on Schedule 3.8(a), neither the Seller nor any of its Subsidiaries has had its tax returns audited by any Government Authority within the last four years.

                  (b) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee of the Seller or of any of its Subsidiaries or of any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.28OG-1) under any employment, severance or termination agreement, other compensation
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                                                                         Page 10
arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(2) of the Code).

                  Section 3.9 COMPLIANCE WITH AGREEMENTS. (a) Neither the Seller nor any of the Subsidiaries is in default under or in violation of any provision of its articles of incorporation or by-laws or any similar organizational document.

                  (b) Each of the Seller and its Subsidiaries has filed all material reports, registrations, documents and statements, together with any amendments and supporting materials required with respect thereto, that it was required to file with any Government Authority and all other material reports, documents, materials and statements required to be filed by it, and has paid all fees or assessments due and payable in connection therewith. Except as disclosed on Schedule 3.8(a) or 3.9(b), there is no unresolved violation asserted by any Government Authority of which the Seller or any of its Subsidiaries has received notice.

                  (c) Neither the Seller nor any of the Subsidiaries is in default, and, to the Seller's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, in any material respect, under any Commitment to which the Seller or any of its Subsidiaries are bound, whether as a party or otherwise or in respect of any payment obligations thereunder. Except as set forth in Schedule 3.9(c), neither the Seller nor any of its Subsidiaries is a party to any joint venture or partnership agreements. For purposes of this Section 3.9(c), license agreements, franchise agreements and group services arrangements with purchasers of adjusting services shall not be deemed to be joint venture or partnership agreements. To the Seller's knowledge, there is no condition with respect to the Seller or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (d) The Seller has delivered to Buyer the Seller's most current directory of its franchisees and licensees (the "Directory"). Schedule 3.9(d) sets forth all additions and deletions of franchisees or licensees between the date of the Directory and the date of this Agreement. The franchise and license agreements listed in the Directory, as supplemented by Schedule 3.9(d), sets forth a complete and accurate list of all material agreements to which the Seller or any Subsidiary is a party as of the date hereof which are not listed in any other Schedule hereto. Each agreement with the parties, and for the geographic areas, listed in the Directory (as modified by Schedule 3.9(d)) and each additional agreement listed on Schedule 3.9(d) is in full force and effect and no payments thereunder, if any, are delinquent, no notice of default thereunder has been sent or received by the Seller or any of the Subsidiaries, and, to the Seller's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except for any such defaults or events that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (e) Schedule 3.9(e) sets forth a complete and accurate list of all material agreements and written policies of the Seller or any of its Subsidiaries in effect on the date hereof relating to transactions with Affiliates and potential conflicts of interest. Each agreement or policy listed on Schedule 3.9(e) is in full force and effect, and the Seller, each of the Subsidiaries and, to the Seller's knowledge, the other parties thereto, are in compliance with such agreements or policies. Solely for purposes of this Section 3.9(e), material agreements shall mean agreements that involve an expense to the Seller or any of its Subsidiaries of over $5,000 per month or $25,000 in the aggregate.

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                                                                         Page 11

                  Section 3.10 FINANCIAL RECORDS; SELLER ARTICLES AND BY-LAWS; CORPORATE RECORDS. (a) The books of account and other financial records of the Seller and of each of the Subsidiaries are true and complete in all material respects, have been maintained in accordance with GAAP, and are accurately reflected in all material respects in the financial statements included in the Seller Reports.

                  (b) The Seller has delivered or made available to Buyer true and complete copies of the Seller Articles and the By-laws of the Seller, as amended to date, and the charter, by-laws, organizational documents and joint venture agreements of the Seller and each of its Subsidiaries, and all amendments thereto. For purposes of this Section 3.10(b), license agreements, franchise agreements and group services arrangements with the purchasers of adjusting services shall not be deemed to be joint venture agreements. All such documents are listed in Schedule 3.10(b).

                  (c) The corporate minute books and other records of proceedings of the Seller and of its Subsidiaries contain accurate records of all meetings and consents of the equity holders, directors and other governing bodies thereof and accurately reflect in all material respects all other corporate action of the directors and shareholders and any committees of the board of directors of the Seller and its Subsidiaries.

                  Section 3.11 TITLE TO ASSETS; LIENS. The Seller or a Subsidiary has good and marketable title (insurable and indefeasible fee simple title in the case of owned Real Property), to all of their respective property, equipment and other assets, including those reflected as owned in the Seller Reports or on Schedule 3.11 (the "Seller Property"), and such assets are free and clear of any and all mortgages, liens, security interests, charges, encumbrances or title defects of any nature whatsoever other than Permitted Liens, except for any lease of office equipment made in the ordinary course of business of the Seller or any of its Subsidiaries requiring payments of less than $10,000 annually. Schedule 3.11 contains a complete and accurate list of each parcel of Real Property owned, leased or used by the Seller or any Subsidiary in the conduct of its business. The Seller has provided Buyer with a complete and accurate legal description of each parcel of Real Property owned, leased or used by the Seller or any Subsidiary in the conduct of its business and a complete and accurate description of the Permitted Liens. There are no pending or, to the best knowledge of the Seller, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially effect such continued operation. The current use of the owned Real Property is permissible and in material compliance with all applicable zoning ordinances and other regulations of any Government Authority.

                  Section 3.12 ENVIRONMENTAL MATTERS. (a) The Seller's and each of its Subsidiaries ownership, operation and use of its respective property have been and currently are in compliance in all material respects with all applicable Environmental Laws.

                  (b) No Environmental Claim with respect to the operations or the businesses of the Seller or of its Subsidiaries, or with respect to any Real Property, has been asserted or, to the Seller's knowledge, threatened, and, to the Seller's knowledge, no circumstances exist with respect to the Seller or any of its Subsidiaries or any Real Property that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against
(i) the Seller or any of its Subsidiaries, or (ii) any Person whose liability for any Environmental Claims the Seller or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

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                                                                         Page 12

                  (c) (i) None of the Seller nor any of the Subsidiaries has been notified or has reason to anticipate being notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant CERCLA., or analogous state or foreign laws, (ii) no Materials of Environmental Concern are present on, in or under any Real Property, (iii) none of the Seller, any Subsidiary or any tenant of any Real Property has released or arranged for the release of any Materials of Environmental Concern at or on any Real Property, (iv) no underground storage tanks, surface disposal areas, pits, ponds, lagoons or open trenches are present at any Real Property, (v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at, on or under any Real Property, except for any such transformers, capacitation or other equipment owned by any utility company, and (vi) to the Seller's knowledge, no employee, agent, contractor, subcontractor or tenant of the Seller or of any of the Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any Real Property whether now or previously owned or occupied by the Seller or any of its Subsidiaries.


                  Section 3.13 EMPLOYEES AND BENEFIT PLANS. (a) Schedule 3.13(a) sets forth a complete and accurate list of all employment agreements with Employees of the Seller or of any of its Subsidiaries. Except for the Employees who are parties to such employment agreements, all of the Employees of the Seller and of each of its Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by general principles of law or equity).

                  (b) Schedule 3.13(b) sets forth a complete and accurate list of each of the Seller Plans. Since July 1, 1998, there has been no adoption, modification, amendment or alteration of any Seller Plan by the Seller or any of its Subsidiaries. All Seller Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance, in all material respects, with all applicable requirements of law, including ERISA and the Code, and neither the Seller nor any of its Subsidiaries has any liabilities or obligations with respect to any Seller Plan, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course that are accrued in the balance sheet included in the Form 10-K or, as to such obligations incurred after June 30, 1998, that do not, individually or in the aggregate, exceed $10,000 annually).

                  Section 3.14      LABOR MATTERS. Except as disclosed in
Schedule 3.14, there are no pending or, to the knowledge of the Seller, threatened Actions or work stoppages relating to any Employee. Neither the Seller nor any of its Subsidiaries is a party to any collective bargaining agreement with respect to employees, and, to the knowledge of the Seller, there are no activities of any labor union seeking to represent or organize the employees of the Seller or any of its Subsidiaries. No unfair labor practice or labor arbitration, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of the Seller, threatened against the Seller or any of its Subsidiaries before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of the Seller, threatened against the Seller or any of its Subsidiaries. The Seller and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, non-discriminatory hiring and employment practices, collective bargaining, and payment of Social

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                                                                         Page 13

Security and Unemployment Compensation taxes or similar taxes, and neither the Seller nor any of its Subsidiaries is liable for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws.

                  Section 3.15 PROPRIETARY RIGHTS. The Seller has provided Buyer with copies of all relevant materials pertaining to (a) the registration of all trademarks, service marks or trade names, and all pending applications for any such registration, (b) the registration of all patents and copyrights and all pending applications therefor, and (c) all other trademarks, service marks or trade names, whether or not registered (the items in clauses (a), (b) and (c) collectively, the "Proprietary Rights"), that are owned or used by the Seller or any of its Subsidiaries. To the knowledge of the Seller, the use of any of the Proprietary Rights by the Seller or any of its Subsidiaries has not infringed, is not infringing upon, and is not otherwise violating the rights of any Person or other entity in or to such Proprietary Rights or the asserted Proprietary Rights of others. No notices have been received by the Seller or any of its Subsidiaries that the use of the Proprietary Rights by the Seller or any of its Subsidiaries infringes upon or otherwise materially violates any rights of a person or other entity in or to such Proprietary Rights or the proprietary rights of others. Except as disclosed in Schedule 3.15, to the knowledge of the Seller, no person or other entity is infringing on the Proprietary Rights owned by the Seller or any of its Subsidiaries.

                  Section 3.16 INSURANCE. The Seller maintains insurance policies covering the assets, business, equipment, properties, operations and Employees of the Seller and of each of its Subsidiaries (collectively, the "Insurance Policies") which are of a type and in amounts customarily carried by Persons similar in size to the Seller and its Subsidiaries conducting businesses similar to those of the Seller and its Subsidiaries. Schedule 3.16 sets forth a list of all insurance coverages or policies currently maintained by the Seller or its Subsidiaries. All such coverages or policies shall be maintained in full force and effect until the Closing. There is no material claim by the Seller or by any of its Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

                  Section 3.17 YEAR 2000 COMPLIANCE. Schedule 3.17 describes the year 2000 computer problem compliance efforts of the Seller and its Subsidiaries and sets forth the current status of such efforts.

                  Section 3.18 PROXY STATEMENT. The Proxy Statement and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by Buyer for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement is first made available to the Shareholders and as of the time of the meeting of the Shareholders in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

                  Section 3.19 FRANCHISE MATTERS. (a) The Seller and its Subsidiaries have obtained and maintain valid and effective registrations in each and every jurisdiction wherein registration is required in connection with the offering or sale of franchises, business opportunities or similar arrangements of the type offered by the Seller and its Subsidiaries. The

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                                                                         Page 14

Seller and each of its Subsidiaries are and have been in material compliance with all applicable federal and state franchise laws and have no knowledge of any circumstance that may prevent or interfere with such compliance in the future.

                  (b) The Seller and its Subsidiaries have delivered or made available to Buyer, the Seller's Uniform Franchise Offering Circular ("UFOC") and all exhibits, amendments and supplements thereto and each registration statement and all exhibits thereto filed with any state franchise authority ("State Registrations"). The UFOC and State Registrations (i) comply as to form and in all material respects with the applicable requirements of all federal and state laws, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Other than routine claims in the ordinary course of business of the Seller or any of its Subsidiaries that the Seller reasonably believes will not result in the incurrence of liability of $20,000 or more, neither the Seller nor any of its Subsidiaries has received any claims, deficiency notices, complaints, orders, notice of violation or threat of legal action from any Governmental Authority or by or on behalf of any Person with respect to the offering and sale of franchises or licenses or the operation of its franchise or license system.

                  (d) The franchise or license agreement with each party listed in the Directory, as updated by Schedule 3.9(d), is in compliance, in all material respects, with all applicable laws, ordinances, rules and regulations and is in full force and effect, and no event has occurred which, with notice or lapse of time or both, would constitute a material default under any such agreement by the Seller or any of its Subsidiaries or, to the knowledge of the Seller, by any other party thereto, except as are not, individually or in the aggregate, likely to have a Material Adverse Effect.

                  (e) Except as set forth on Schedule 3.19(e), neither the Seller nor any of its Subsidiaries is a party to any Action by, against or involving any of its current or former franchisees or licensees. Except as set forth on Schedule 3.19(e), the Seller has not been threatened with any litigation or other proceeding by any current or former franchisee or licensee and is not aware of any facts or circumstances that might reasonably be expected to give rise to any such threat, litigation or other proceeding, other than matters which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. The Seller's relationship with each of its franchisees and licensees is defined by a franchise or license agreement, as applicable, substantially in the form heretofore furnished to Buyer, between the Seller or a Subsidiary and such franchisee or licensee, as applicable. Neither the Seller nor any of its Subsidiaries, nor, to the knowledge of the Seller, any franchisee or licensee is currently in default in any material respect of any of its/his/her obligations under any such franchise or license agreement and each such agreement complies in all material respects with all federal, state and other franchise and license or other laws promulgated by any Government Authority, and all rules and regulations which are applicable to the relationship between the Seller and any of its franchisees and licensees, except for any such defaults and incidents of noncompliance which, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect. The Seller has no knowledge of any proposed or contemplated termination, revision or amendment of any such agreement or any material adverse change in the relationship between the Seller and any of its Subsidiaries and any of its franchisees or licensees, other than the normal expiration of franchise or license agreements in accordance with their terms.

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                                                                         Page 15

                  Section 3.20 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

                  (a) The Seller and each of its Subsidiaries has obtained from the appropriate Government Authority which is charged with regulating or supervising any business conducted by the Seller or any of its Subsidiaries all permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "Seller Permits"), which Seller Permits are valid and remain in full force and effect. The Seller and its Subsidiaries are in compliance in all material respects with the terms of all such Seller Permits.

                  (b) Except as set forth on Schedule 3.20(b), neither the Seller nor any of its Subsidiaries has received notice of or, to the knowledge of the Seller, is subject to any Action, order or any complaint, proceeding or investigation of any Government Authority which is charged with regulating or supervising any business conducted by the Seller or any of its Subsidiaries, which is pending or threatened, which affects or which could affect the effectiveness or validity of any such Seller Permit or which could impair the renewal thereof or which is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of the certificate of authority of the Seller or any of its Subsidiaries. As of the date hereof, neither the Seller nor any of its Subsidiaries is a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government Authority that is charged with regulating or supervising any business conducted by the Seller or any of its Subsidiaries which imposes any material restrictions on or otherwise affects in any material way the conduct of the business of the Seller and its Subsidiaries, as currently conducted (taken as a whole).

                  Section 3.21 TAKEOVER STATUTES. No "fair price," "moratorium," "business combination," "control share acquisition" or other anti-takeover statute or similar statute or regulation enacted by the State of Arizona applies to the transactions contemplated by this Agreement. All actions have been taken to ensure that no statute or regulation of the State of Arizona, including the "business combination act," limits Buyer's ability to engage in further transactions with the Sellers and its Subsidiaries.

                  Section 3.22 BROKERS AND FINDERS. No agent, broker, investment banker or other Person, including any of the foregoing that is an Affiliate of the Seller or any of its Subsidiaries, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by the Seller in connection with this Agreement or any of the transactions contemplated hereby.

                  Section 3.23 KNOWLEDGE DEFINED. As used herein, the phrase "to the Seller's knowledge" (or words of similar import) means the knowledge, after reasonable inquiry, of any of the officers or inside directors of the Seller or its Subsidiaries.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer hereby represents and warrants to the Seller as follows:

                  Section 4.1 ORGANIZATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio. Buyer has all requisite corporate power

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                                                                         Page 16
and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder. Buyer is a wholly-owned subsidiary of The Progressive Corporation, an Ohio corporation.

                  Section 4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by Buyer has been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered on behalf of Buyer. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

                  Section 4.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution and delivery of this Agreement nor the performance by Buyer of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or of any kind upon any of the properties or assets of Buyer pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents of Buyer or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer is bound, except for any filings required by Sections 13(d) and 16 of the Exchange Act.

                  Section 4.4 PRIVATE PLACEMENT. (a) Buyer acknowledges that the Seller is relying on exemptions from the registration requirements of the Securities Act and on applicable state statutes and regulations. Buyer hereby affirms that it is an "accredited investor" as defined in Regulation D promulgated by the SEC under the Securities Act.

                  (b) Buyer (i) can bear the economic risk of the purchase of the Shares, including the total loss of Buyer's investment; and (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Shares.

                  (c) Buyer warrants that any financial information relating to Buyer which is provided herewith by Buyer, or is subsequently submitted by Buyer at the request of the Seller, does or will fairly and accurately reflect Buyer's financial condition as of the date thereof with respect to which Buyer does not anticipate any material adverse change.

                  (d) Buyer has been provided the opportunity to ask questions with respect to the business, operations and financial condition of the Seller, and the terms and conditions of the purchase of the Shares.

                  (e) Buyer understands that the Shares have not been registered under the Securities Act, or the securities laws of any state and are subject to certain restrictions on transfer.

                  (f) Buyer acknowledges that the Shares being acquired are being acquired for Buyer's own account without a view to public distribution or resale and that Buyer has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of the Shares or any portion thereof to any other person or entity.

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                                                                         Page 17

                  (g) Buyer agrees that Buyer will not sell or otherwise transfer or dispose of the Shares or the Common Shares underlying the Shares, or any portion thereof, unless such Shares or Common Shares, are registered under the Securities Act and any applicable state securities laws or the Buyer obtains an opinion of reputable securities counsel that such Shares, or Common Shares, may be sold in reliance on an exemption from such registration requirements.

                  (h) Buyer understands that no federal or state agency including the SEC, the Arizona Corporation Commission or the securities commission or authorities of any other state has approved or disapproved the Shares, passed upon or endorsed the merits of the offering or the adequacy of the disclosure given in connection with the offering, or made any finding or determination as to the fairness of the Shares for investment.

                  Section 4.5 PROXY STATEMENT. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement, as of the date the Proxy Statement is mailed to the Shareholders and as of the time of the meeting of the Shareholders in connection with the transactions contemplated hereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 4.6 BROKERS OR FINDERS. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of Buyer, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by Buyer in connection with this Agreement or any of the transactions contemplated hereby.

                  Section 4.7 VIOLATIONS. To the knowledge of Buyer, Buyer is not in material violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over Buyer or any of its properties.

                  Section 4.8       LABOR MATTERS. Except as set forth on
Schedule 4.8, there are no present or, to the knowledge of Buyer, threatened Actions or work stoppages relating to any employee of Buyer. Buyer is not a party to any collective bargaining agreement with respect to employees, and, to the knowledge of Buyer, there are no activities of any labor union seeking to represent or organize the employees of Buyer. Except as set forth in Schedule 4.8, no unfair labor practice or labor arbitration, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of Buyer, threatened against Buyer before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of Buyer, threatened against Buyer. Buyer is in compliance, in all material respects, with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, non-discriminatory hiring and employment practices, collective bargaining, and payment of Social Security and Unemployment Compensation taxes or similar taxes, and Buyer is not liable for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws.

                  Section 4.9 RIGHTS IN SOFTWARE. To the knowledge of Buyer, the software to be provided by Buyer to the Seller, its Subsidiaries, and their respective licensees and franchisees, and the provision of such software to the Seller, its Subsidiaries, and their respective licensees and franchisees, has not infringed, is not infringing upon, and is not otherwise violating the

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                                                                         Page 18
proprietary rights of any Person or other entity in or to such software or the asserted proprietary rights of others in such software. No notices have been received by Buyer that the use of such software infringes upon or otherwise materially violates any rights of a person or other entity in or to such software or the proprietary rights of others. To the knowledge of Buyer, no person or other entity is infringing on the proprietary rights of Buyer in such software.

                  Section 4.10 YEAR 2000 COMPLIANCE. Schedule 4.10 describes the year 2000 computer problem compliance efforts of Buyer related to the software to be provided by Buyer to the Seller, its Subsidiaries, and their respective licensees and franchisees, and sets forth the current status of such efforts.


                  Section 4.11 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

                  (a) Buyer has obtained from the appropriate Government Authority which is charged with regulating or supervising any business conducted by Buyer all permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "Buyer Permits"), which Buyer Permits are valid and remain in full force and effect. Buyer is in compliance in all material respects with the terms of all such Buyer Permits.

                  (b) Buyer has not received notice of or, to the knowledge of Buyer, is not subject to any Action, order or any complaint, proceeding or investigation of any Government Authority which is charged with regulating or supervising any business conducted by Buyer, which is pending or threatened, which affects or which could affect the effectiveness or validity of any such Buyer Permit or which could impair the renewal thereof or which is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of the certificate of authority of authority of Buyer. As of the date hereof, Buyer is not a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government Authority that is charged with regulating or supervising any business conducted Buyer which imposes any material restrictions on or otherwise affects in any material way the conduct of the business of Buyer.

                                    ARTICLE 5

                       COVENANTS RELATING TO THE CLOSINGS
                       ----------------------------------

                  Section 5.1 TAKING OF NECESSARY ACTION. (a) Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

                  (b) As promptly as practicable after the execution of this Agreement, the Seller shall prepare and file with the SEC a preliminary proxy statement by which the Shareholders will be asked to approve, in accordance with the rules of the AMEX and any applicable laws, the issuance and sale to Buyer of the Purchased Shares. The preliminary proxy statement, as initially filed with the SEC, as it may be amended and refiled with the SEC, and the definitive proxy statement filed with the SEC and mailed to the Shareholders (such definitive


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                                                                         Page 19
proxy statement, the "Proxy Statement"), shall be in form and substance reasonably satisfactory to Buyer. The Seller shall respond to any comments of the SEC, and mail the Proxy Statement to the Shareholders and shall cause any meeting of the Board of Directors or the Shareholders required to be held to consider the approval of the issuance and sale to Buyer of the Purchased Shares and the transactions contemplated hereby at the earliest practicable time. As promptly as practicable after the date hereof, the Seller shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, including any state takeover laws (the "Other Filings"). The Seller will notify Buyer promptly of the receipt of any comments from the SEC or its staff or any other governmental official and of any request by the SEC or its staff or any other government official for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply Buyer with copies of all correspondence between the Seller or any of its representatives, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect to the Proxy Statement or any Other Filing. The Seller shall cause the Proxy Statement and any Other Filing to comply in all material respects with all applicable requirements of law. Buyer shall provide the Seller all information about Buyer required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with the Seller in taking the actions described in this Section 5.1(b). Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Seller or Buyer, as applicable, shall promptly inform the other party of such occurrence and cooperate in the preparation and filing with the SEC or its staff or any other government officials, or mailing to the Shareholders, as required, such amendment or supplement. Subject to the provisions of Section 5.4, the Proxy Statement shall include the recommendation of the Board of Directors that the Shareholders vote in favor of the issuance and sale to Buyer of the Purchased Shares pursuant to this Agreement.

                  Section 5.2 PUBLIC ANNOUNCEMENT; CONFIDENTIALITY. (a) For as long as this Agreement is in effect, neither the Seller nor Buyer shall issue or cause the publication of any press release or any other announcement with respect to this Agreement, the Registration Rights Agreement, or the transactions contemplated hereby or thereby without the consent of the other (which consent shall not be unreasonably withheld or delayed), except when, in the reasonable judgment of the Seller, such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement.

                  (b) Buyer agrees that all information provided to Buyer or any of its representatives pursuant to this Agreement shall be kept confidential, and Buyer shall not disclose such information to any Persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information, but the foregoing obligation of Buyer shall not (i) relate to any information that (A) is or becomes generally available other than as a result of unauthorized disclosure by Buyer or by Persons to whom Buyer has made such information available, (B) is or becomes available to Buyer on a nonconfidential basis from a third party that is not, to Buyer's knowledge, bound by any other confidentiality agreement with the Seller, or (C) is independently developed or already known to Buyer prior to disclosure by the Seller, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

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                                                                         Page 20

                  Section 5.3 CONDUCT OF BUSINESS. Except as agreed to by Buyer, during the period from the date of this Agreement to the Closing Date:
(i) the Seller will, and will cause each of its Subsidiaries to, conduct its business only in the ordinary course consistent with past practice, (ii) the Seller will not, and the Seller will cause each of its Subsidiaries not to, take any action or enter into any material transaction other than in the ordinary course of business consistent with past practice, and (iii) to the extent consistent with the foregoing, the Seller will, and will cause each of its Subsidiaries to, use its commercially reasonable best efforts to preserve intact its current business organization and reputation, existing relationships with customers, franchisees, licensees, suppliers, government officials, regulatory authorities and others having business dealings with it or regulatory authority over it and shall comply in all material respects with all laws and orders of each Governmental Authority and regulatory authority having jurisdiction over it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Closing Date, the Seller will not, and will not permit any of its Subsidiaries to, without the prior written consent of Buyer:

                  (a) (i) issue, deliver or sell, or authorize or enter into any agreement or commitment to issue, deliver or sell (y) any additional shares of its capital stock of any class, or any securities or rights which are convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (z) any other securities of the Seller or any of its Subsidiaries; (ii) split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or take similar action with respect to any shares of its capital stock, or (iii) declare, set aside for payment or pay any dividend, or make any other distribution in respect of any shares of its capital stock or other outstanding securities or make any payments to shareholders in their capacity as such, other than in a manner and amount consistent with prior business practices and the distribution provided for in Section 6.5 (e);

                  (b) (i) create, increase the benefits payable or accruing under, or modify in any manner any Seller Plan or the compensation, pension, welfare, medical or fringe benefits of any of its directors, officers or Employees, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Seller and its Subsidiaries, taken as a whole, or (ii) enter into any new, or amend any existing, employment, severance, "golden parachute" or other similar agreement with any such director, officer or Employee, except as may be approved in writing by Buyer;

                  (c) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of any business or corporation, partnership, association or other business organization or division thereof (except as herein contemplated);

                  (d) adopt any amendments to its articles of incorporation, bylaws or similar organizational documents, or alter through merger with any entity, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Seller or of any Subsidiaries, or encumber, dispose of, sell or lease any material amount of the assets of the Seller or any of its Subsidiaries except as herein authorized;

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                                                                         Page 21

                  (e) enter into any contract, arrangement or understanding requiring the expenditure of greater than $50,000;

                  (f) in the event that a claim is made for damages during the period prior to the Closing Date, which is reasonably likely to have a Material Adverse Effect, fail to promptly notify Buyer of the pendency of such claim; or

                  (g) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any agreement, contract or commitment to do any of the foregoing.

                  Section 5.4 ACQUISITION PROPOSAL. (a) Unless and until this Agreement shall have been terminated by either party in accordance with
Article 10, the Seller shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any Employee, investment banker, attorney, accountant or other advisor or representative of the Seller or any of its Subsidiaries to, directly or indirectly: (i) solicit, initiate, or encourage the submission of any proposal or offer from any other person or entity relating to any Acquisition Proposal; (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets or the business, properties or assets of any of its Subsidiaries to, any other person or entity in connection with any Acquisition Proposal; (iii) participate in any discussions or negotiations regarding, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or which may reasonably be expected to lead to, any Acquisition Proposal; or (iv) enter into any agreement or understanding with any other Person or entity with the intent to effect any Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 5.4 shall, on or after the date of this Agreement, prohibit the Seller or its Board of Directors, to the extent required by its fiduciary duties under applicable law (based upon the advice of counsel selected by the Seller), from (1) providing information to, or participating in discussions or negotiations with any Person or entity that makes an unsolicited inquiry with respect to the Seller if the Board of Directors reasonably believes that such Person or entity may propose an Acquisition Proposal on terms that, for the Shareholders, are superior from a financial point of view to the terms of the transactions contemplated hereby (a "Superior Acquisition Proposal"), or (2) subject to Section 5.4(c), entering into an agreement with respect to a Superior Acquisition Proposal after receipt by Buyer of the notices required under Section 5.4(c).

                  (b) The Board of Directors shall not, except in compliance with the requirements of this Section 5.4: (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the Board of Directors' approval or recommendation and support of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) enter into any agreement with respect to any Acquisition Proposal, or (iv) terminate this Agreement, unless the Seller receives an unsolicited, written, bona fide Acquisition Proposal that is not subject to any material contingency relating to financing, and the Board of Directors determines in good faith (following consultation with both financial advisors and counsel selected by the Seller with the prior written consent of Buyer, provided that such consent shall not be unreasonably withheld), that in order to comply with its fiduciary duties to the Shareholders under applicable law, it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal, or terminate this Agreement. Nothing contained in this Section 5.4 shall prohibit the Seller from taking and disclosing to the Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the



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                                                                         Page 22

Exchange Act or from making any disclosure to the Shareholders, which, in the good faith judgment of the Board of Directors (based on the advice of counsel) is required under applicable law.

                  (c) The Seller shall notify Buyer orally (within one Business Day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries beyond preliminary inquires and all proposals of substance which it or any of its Subsidiaries or of any Employee, investment banker, financial advisor, attorney, accountant or other representative of the Seller or any Subsidiary, to the extent of the Seller's knowledge of any such inquiry or proposal, may receive relating to any Acquisition Proposal and if such Acquisition Proposal is in writing, the Seller shall deliver to Buyer a copy of such inquiry or proposal (within one Business Day after the receipt of any such inquiry or proposal). The Seller may terminate this Agreement at any time after the third Business Day following notice to Buyer (a "Notice of Superior Acquisition Proposal") advising Buyer that the Board of Directors has received a Superior Acquisition Proposal and specifying the structure and material terms of such Superior Acquisition Proposal, but only if a proposal continues to be a Superior Acquisition Proposal in light of any changes that Buyer proposes in the transactions contemplated hereby prior to the end of that three Business Day period.

                  Section 5.5 NOTIFICATION OF CERTAIN MATTERS. Each of Buyer and the Seller shall notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party to so notify the other party of the inaccuracy of that other party's representations and warranties does not constitute a breach of this Agreement.

                  Section 5.6 PROVISION OF CERTAIN DOCUMENTS. The Seller shall, upon reasonable request by Buyer, deliver true and complete copies of any documents related to the Seller or any of its Subsidiaries that are reasonably requested by Buyer to Buyer within five Business Days after the date of such request.

                  Section 5.7 REGISTRATION RIGHTS AGREEMENT. The Seller and Buyer agree to enter into the Registration Rights Agreement at the Closing. If any of the individuals listed in Section 6.2(e) are beneficial owners of restricted Common Shares, such shares will be included in any registration statement effected pursuant to the Registration Rights Agreement if not then registered on a registration statement on Form S-8.

                  Section 5.8 SERVICE AGREEMENT. The Seller and its Subsidiaries, as applicable, and Buyer agree to enter into the Service Agreement at the Closing.

                  Section 5.9 AGREEMENT WITH WILLIAM ROCKE. At the Closing, the Seller shall deliver to Buyer an agreement between William Rocke and the Seller in substantially the same form as the agreement attached hereto as Exhibit D.

                  Section 5.10 AGREEMENT WITH JEAN RYBERG. At the Closing, the Seller shall deliver to Buyer an agreement between Jean Ryberg and the Seller in substantially the same form as the agreement attached hereto as Exhibit E.

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                                                                         Page 23

                                    ARTICLE 6

                          CERTAIN ADDITIONAL COVENANTS
                          ----------------------------

                  Section 6.1 RESALE. Buyer acknowledges and agrees that the Purchased Shares will not, as of the Closing Date, be registered under the Securities Act or the Blue Sky Laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such Blue Sky Laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such Blue Sky Laws is available.

                  Section 6.2 BOARD REPRESENTATION; VISITATION RIGHTS; VOTING AGREEMENTS.


                  (a) Immediately upon the Closing, the Seller shall take such actions as are necessary to cause the Board of Directors to consist of a majority of nominees named by Buyer.

                  (b) At any meeting of the Shareholders thereafter held to elect Directors, Buyer shall be entitled to nominate such number of Directors as determined in accordance with this Section 6.2(b). For purposes of this Section 6.3(b), any determination of the percentage of Common Shares held by Buyer shall be determined as if the Shares held by Buyer had been converted into Common Shares, both for purposes of determining the number of issued and outstanding Common Shares and for determining Buyer's ownership of such Shares. So long as Buyer holds a number of Common Shares that is greater than a simple majority of the Common Shares then issued and outstanding, Buyer shall be entitled to nominate at least a simple majority of the candidates for the Board of Directors. The Seller shall cause such nominees to be included in the slate of nominees recommended by the Board of Directors to the Shareholders for election as Directors, and the Seller shall use its reasonable best efforts to cause the election of such nominees.

                  (c) If any nominee of Buyer shall cease to serve as a Director for any reason, other than by reason of Buyer not being entitled to nominate a nominee as provided in Section 6.2(b), the Seller shall use its reasonable best efforts to cause the vacancy resulting thereby to be filled by a nominee of Buyer, including by taking the actions specified in the last sentence of Section 6.2(b).

                  (d) If the Board of Directors of the Seller establishes committees from time to time, to the extent not precluded by the AMEX or other applicable rules and regulations, the nominees of Buyer shall have the right to serve on each such committee in the same ratio (as closely as practicable) as such nominees represent of the entire Board of Directors.

                  (e) On or before the date hereof, the Seller shall have delivered to Buyer Insider Support Agreements, each in the substantially the same form attached hereto as Exhibit F, duly executed by each of George M. Hill, Francis J. LaPallo, Wendy J. Harrison, Louis T. Mastos, Eva B. Mastos, James S. Rocke, William J. Rocke, Garnet Rocke, Jean E. Ryberg, Merlin J. Schuman, Donna
J. Schuman, William W. Strawthers, Jr., Marjorie A. Strawthers and R. Scott Younker, or the entities, individuals or accounts represented by such entities or individuals.

                  Section 6.3 LISTING. The Seller shall apply for listing of the Common Shares issuable upon the conversion of the Shares purchased by Buyer pursuant to this Agreement to be



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                                                                         Page 24
approved for listing on the AMEX (subject to official notice of issuance) prior to the Closing Date.

                  Section 6.4 DISINTERESTED DIRECTORS. Buyer and its Affiliates will not engage in any Material Transaction with the Seller without the prior approval of a majority of the Directors, excluding the representatives of Buyer serving as Directors (the Directors other than those representatives of Buyer, the "Disinterested Directors"). Buyer and the Seller agree that the approval of such transaction or any agreement providing therefor by a majority of the Disinterested Directors shall, subject to applicable law, satisfy the requirements of any provision of this Agreement requiring the approval of a majority of the Directors if the transaction requiring such approval would constitute a Material Transaction.


                  Section 6.5 TENDER OFFER; DISTRIBUTION. (a) The Seller agrees that prior to the Closing, the Seller, at its sole cost and expense, shall take all action, make all necessary registrations and filings and prepare all materials (the "Tender Offer Materials") required in connection with making a tender offer (the "Tender Offer") to the Shareholders, pursuant to which the Seller shall offer to purchase up to 1,000,000 Common Shares at a price of $2.90 per Common Share and shall make such Tender Offer as soon as reasonably practicable after the Closing. The Seller shall deliver the Tender Offer Materials to Buyer for its review and comment not less than five Business Days prior to filing the Tender Offer Materials with the SEC and not less than two Business Days prior to distributing the Tender Offer Materials to the Shareholders. All Common Shares tendered as part of the Tender Offer shall be held by US Stock Transfer Corp. or such other entity as the Seller may designate prior to making the Tender Offer, as depositary (the "Depositary"), until all conditions to the Tender Offer have been satisfied or waived. If the conditions to the Tender Offer have not been satisfied or waived as of the Initial Tender Expiration Date, as the same may be extended under Section 6.5(d), then Common Shares tendered to the Depositary shall be returned by the Depositary to the Shareholders that tendered such Common Shares. If more than 1,000,000 Common Shares are tendered, the number purchased will be prorated among those Shareholders who have tendered Common Shares.


                  (b) The Tender Offer shall be conditioned upon the closing of the share purchase contemplated by this Agreement.


                  (c) All initial filings required under the Securities Laws in connection with the Tender Offer shall be made no later than 10 Business Days after the date of Shareholder approval of the transactions contemplated by this Agreement. The Seller shall use commercially reasonable efforts to commence the Tender Offer no later than 10 Business Days following the Closing, and, thereafter, shall use commercially reasonable efforts to complete the Tender Offer on the terms and subject to the conditions set forth herein and in the Tender Offer Materials. The Tender Offer shall initially expire no later than 45 calendar days after the commencement of the Tender Offer (the "Initial Tender Expiration Date"). The timeframes set forth in this Section 6.5(c) and in
Section 6.5(d) hereof may be changed by mutual agreement of Buyer and the Seller.


                  (d) In the sole discretion of the Seller, if less than 500,000 Common Shares have been tendered on or prior to the Initial Tender Expiration Date, the Seller may extend the Tender Offer for a period of up to 30 calendar days from the Initial Tender Expiration Date (the "Extension Period"). During the Extension Period, all Common Shares previously tendered and not accepted for payment will remain subject to the Tender Offer. Subject to the terms and conditions of the Tender Offer, all Common Shares previously tendered and

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                                                                         Page 25
not accepted for payment: (i) may be accepted for payment by the Seller (or its designee), in its sole and absolute discretion, at any time during the Extension Period, and (ii) shall be accepted for payment by the Seller (or its designee) at such time during the Extension Period as (A) more than 250,000 Common Shares have been validly tendered and (B) Buyer shall have demanded, in writing, that the Seller accept such Common Shares for payment (each, a "Share Purchase").


                  (e) The Seller shall declare and pay a distribution in the amount of $1.60 per Common Share on each Common Share not tendered in the Tender Offer or not accepted by the Seller if tendered in the Tender Offer, within 60 days after the final expiration of the Tender Offer. Buyer shall not convert any of the Shares into Common Shares prior to the earlier of: the record date for the payment of the distribution described in this paragraph, or the date that is 180 days from the date of this Agreement. Buyer shall not tender any Shares or Common Shares in the Tender Offer.


                  (f) Buyer at its cost shall cooperate with the Seller in connection with the Seller's obligations under this Section, including, without limitation, by providing information to the Seller relating to Buyer for inclusion in the Tender Offer materials to be delivered to the Shareholders.

                  Section 6.6 LEGENDS; STOP-TRANSFER ORDERS. (a) The certificates for the Purchased Shares will bear legends in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF REPUTABLE SECURITIES COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED.

                  (b) The certificates for the Purchased Shares may also bear any legend required by any applicable Blue Sky Laws.


                  (c) The Seller may impose appropriate stop-transfer instructions relating to the restrictions set forth herein.

                  Section 6.7 ACCESS TO INFORMATION. From the date of this Agreement, until the Closing, the Seller shall provide Buyer and its representatives, with such financial and other information regarding the Seller's or any of its Subsidiaries' business, operations, properties and financial statements as Buyer or its representatives shall reasonably request and shall provide Buyer or its representatives access to all of the properties, assets, books, records, tax returns, contracts and personnel during the normal business hours of the Seller and its Subsidiaries.

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                                                                         Page 26

                                    ARTICLE 7

                               CLOSING DELIVERIES
                               ------------------

                  Section 7.1 SELLER CLOSING DELIVERIES. At the Closing, the Seller shall deliver, or cause to be delivered, to Buyer each of the following:

                  (a) certificates representing the Shares, bearing the legends described in Section 6.6, free and clear of all Liens (other than Liens created as a result of actions of Buyer), duly issued in the name of Buyer or its designee, with all necessary stock powers, share transfer and other documentary stamps attached;

                  (b) the certificates, dated the Closing Date and validly executed on behalf of the Seller, required by each of Sections 8.1(a), (d), (f) and (h);

                  (c) resolutions of the Board of Directors, certified by the Secretary of the Seller, authorizing the execution and delivery of this Agreement, the Registration Rights Agreement, the Service Agreement and the transactions contemplated hereby and thereby, including the creation of the Shares, the issuance and sale to Buyer of the Shares and the issuance of the Common Shares issuable upon the conversion of the Shares;

                  (d)    the legal opinion of the Seller's counsel required by
Section 8.1(g);

                  (e) evidence or copies of any consents, approvals, orders, qualifications or waivers required by Section 8.1;

                  (f) the Registration Rights Agreement and the Service Agreement, each duly executed on behalf of the Seller and its Subsidiaries, as applicable;

                  (g) (i) the agreement contemplated by Section 5.9 between William Rocke and the Seller duly executed on behalf of the Seller and Mr. Rocke, and (ii) the agreement contemplated by Section 5.10 between Jean Ryberg and the Seller duly executed on behalf of the Seller and Ms. Ryberg ;

                  (h) supplemental listing application executed by the Seller and the AMEX authorizing the listing of the Common Shares issuable upon conversion of the Shares (subject to official notice of issuance);

                  (i) the Insider Support Agreements duly executed on behalf of each party thereto;

                  (j) the articles of incorporation or similar organizational documents of the Seller and each of its Subsidiaries, each certified as of a recent date by a duly authorized official of the Arizona Corporation Commission or a duly authorized official of the jurisdiction of its incorporation or organization, and the by-laws or similar organizational documents of the Seller and each of its Subsidiaries, each certified as of a recent date by the Secretary or similar officer of the Seller or the Subsidiary;

                  (k) certificates of a duly authorized official of the Arizona Corporation Commission or a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of the Seller and each of its Subsidiaries in Arizona or the jurisdiction of its organization or incorporation;

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                                                                         Page 27

                  (l) if not previously delivered to Buyer, all other certificates and instruments and documents required pursuant this Agreement to be delivered by the Seller to Buyer at or prior to the Closing; and

                  (m) such other instruments reasonably requested by Buyer as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                  Section 7.2 BUYER CLOSING DELIVERIES. At the Closing, Buyer shall deliver, or cause to be delivered, to the Seller the following:

                  (a)    the Purchase Price in immediately available funds;

                  (b) the certificate, dated the Closing Date and validly executed on behalf of Buyer, required by Section 8.2(a);

                  (c)    the legal opinion of Buyer's counsel required by
Section 8.2(e);

                  (d) the Registration Rights Agreement and the Service Agreement, each duly executed on behalf of Buyer;

                  (e) the articles of incorporation and code of regulations of Buyer, each certified as of a recent date by the Secretary of State of the State of Ohio and the Secretary of Buyer, respectively;

                  (f) a certificate of the Secretary of State of the State of Ohio dated as of a recent date as to the good standing of Buyer in Ohio;

                  (g) if not previously delivered to the Seller, all other certificates, documents, instruments and writings required pursuant to this Agreement to be delivered by or on behalf of Buyer at or before the Closing; and

                  (h) such other instruments reasonably requested by the Seller as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.


                                    ARTICLE 8

                              CONDITIONS TO CLOSING
                              ---------------------

                  Section 8.1 CONDITIONS TO PURCHASE AT CLOSING. The obligations of Buyer to purchase and pay for the Shares at the Closing are subject to the satisfaction or waiver of each of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Seller contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section 8.1(a). The covenants and agreements of the Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. The Seller shall have delivered to Buyer at the Closing a certificate of an appropriate officer in form and substance satisfactory to Buyer dated the Closing Date to such effect.

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                                                                         Page 28

                  (b) NO MATERIAL ADVERSE CHANGE. Since June 30, 1998, there shall not have been any change, circumstance or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person which seeks to prevent the consummation of the transactions contemplated hereby or (y) which is reasonably likely to result in material damages to Buyer or the Seller in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

                  (d) SHAREHOLDER APPROVAL. The Shareholders shall have approved this Agreement and the transactions contemplated hereby by the requisite vote, including the issuance and sale to Buyer of the Shares and the issuance of the Common Shares issuable upon the conversion of such Shares. The Seller shall have delivered to Buyer at the Closing a certificate of the Secretary of the Seller in form and substance satisfactory to Buyer dated the Closing Date to such effect.

                  (e) PROCEEDINGS. All corporate and other proceedings to be taken by the Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory to Buyer and Buyer shall have received all such counterpart originals or other copies of such documents as it has reasonably requested.

                  (f) DIRECTORS. At the Closing, Buyer shall have nominated a majority of the Directors and such nominees shall have been appointed to the Board of Directors. The Seller shall have delivered to Buyer at the Closing a certificate of the Secretary of the Seller in form and substance satisfactory to Buyer dated the Closing Date to such effect.

                  (g) OPINION OF COUNSEL. Buyer shall have received a legal opinion from O'Connor, Cavanagh, Anderson, Killingsworth and Beshears, counsel to the Seller, dated the Closing Date concerning, the Seller's organization, authority, capitalization, SEC filings (excluding financial and statistical data contained therein), contractual relationships, compliance with law, and confirming that the Shares issued pursuant to this Agreement are, and the Common Shares issuable upon conversion of the Shares when issued will be, validly issued, fully paid and nonassessable, and such other legal matters within the scope of the Report of the State Bar of Arizona, Corporate, Banking and Business Law Section Subcommittee on Rendering Legal Opinions in Business Transactions, dated February 1, 1989 (the "Arizona Bar Opinion Report"), as Buyer may request, in form and substance reasonably satisfactory to Buyer.

                  (h) RESERVATION OF COMMON SHARES. The Seller shall have reserved 5,258,513 Common Shares for issuance upon the conversion of the Shares. The Seller shall have delivered to Buyer at the Closing a certificate of the Secretary of the Seller in form and substance satisfactory to Buyer dated the Closing Date to such effect.


                  Section 8.2 CONDITIONS OF SALE AT CLOSING. The obligation of the Seller to sell the Purchased Shares at the Closing is subject to the satisfaction or waiver of each of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of Buyer contained herein that are not qualified as to materiality shall have been true

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                                                                         Page 29
and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this
Section 8.2(a). The covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. Buyer shall have delivered to the Seller at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Seller dated the Closing Date to such effect.

                  (b) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person which seeks to prevent the consummation of the transactions contemplated hereby or (y) which is reasonably likely to result in material damages to Buyer or the Seller in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

                  (c) SHAREHOLDER APPROVAL. The Shareholders shall have approved this Agreement and the transactions contemplated hereby by the requisite vote, including the issuance and sale to Buyer of the Shares and the issuance of the Common Shares issuable upon the conversion of such Shares.

                  (d) PROCEEDINGS. All corporate and other proceedings to be taken by Buyer in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and the Seller shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (e) OPINION OF COUNSEL. The Seller shall have received a legal opinion from Baker & Hostetler LLP, counsel to Buyer, dated the Closing Date, concerning, Buyer's organization, capitalization and authority, and such other legal matters within the scope of the the Arizona Bar Opinion Report, as the Seller may request, in form and substance reasonably satisfactory to the Seller.


                                    ARTICLE 9

                            SURVIVAL; INDEMNIFICATION
                            -------------------------

                  Section 9.1 SURVIVAL. Subject to the limitations set forth in this Article 9 and notwithstanding any investigation conducted at any time by or on behalf of Buyer or the Seller, all representations, warranties, covenants and agreements of Buyer or the Seller (as applicable) in this Agreement and in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith ("Additional Documents"), shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by Buyer or the Seller (as applicable) at and as of the Closing. All statements contained in any Exhibit, Schedule or Additional Document shall be deemed representations and warranties of Buyer or the Seller (as applicable) set forth in this Agreement within the meaning of this Article 9. Without duplication of Loss and Expense (as hereinafter defined), Buyer or the Seller,

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                                                                         Page 30
as the case may be, shall be deemed to have suffered Loss and Expense arising out of or resulting from the matters referred to herein if the same shall be suffered by any parent, subsidiary or affiliate of Buyer or the Seller.

                  Section 9.2 INDEMNIFICATION BY BUYER OR THE SELLER. (a) Subject to Section 9.4, from and after the Closing Date, Buyer shall indemnify, defend and hold harmless the Seller, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations and Liabilities, including Liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expense"), suffered, directly or indirectly, by the Seller by reason of, or arising out of, (i) any breach of any representation or warranty made by Buyer in or pursuant to this Agreement, or (ii) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth herein.


                  (b) Subject to Section 9.4, from and after the Closing Date, the Seller shall indemnify, defend and hold harmless Buyer, its successors and assigns, from and against any and all Loss and Expense, suffered, directly or indirectly, by Buyer by reason of, or arising out of, (i) any breach of any representation or warranty made by the Seller in or pursuant to this Agreement,
(ii) any failure by the Seller to perform or fulfill any of its covenants or agreements set forth herein, (iii) any Liabilities of the Seller or any of its Subsidiaries arising out of any matter or event prior to the Closing Date that are not fully reflected in the June 30, 1998 financial statements in the Seller Reports, except for Liabilities incurred in the ordinary course of business after that date which are fully reflected in the books and records of the Seller or its Subsidiaries.


                  Section 9.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against a party and if such party intends to seek indemnity with respect thereto under this Article, such party (the "Indemnified Party") shall promptly notify the party required to provide such indemnity (the "Indemnifying Party") in writing of such claim setting forth such claim in reasonable detail. The Indemnifying Party shall have 10 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith, but the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, so long as the fees and expenses of such counsel are borne by that Indemnified Party. The Indemnified Party shall not pay or settle any claim which the Indemnifying Party is diligently contesting, as herein required, without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim without such consent, but in such event it shall waive any right to indemnity therefor by the Indemnifying Party. However, if the Indemnifying Party does not notify the Indemnified Party within 10 days after the receipt of the Indemnified Party's notice of a claim for indemnity hereunder that it elects to undertake the defense thereof or if the Indemnifying Party fails to undertake or diligently pursue the defense, the Indemnified Party shall have the right to contest or compromise and may settle or pay the claim and no such contesting, compromise, settlement or payment will constitute a waiver of any right to indemnity therefor pursuant to this Agreement.

                  Section 9.4 LIMITATIONS ON INDEMNIFICATION; SURVIVAL. Rights to indemnification under this Agreement are subject to the following limitations:

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                                                                         Page 31

                  (a) Neither party shall be entitled to indemnification hereunder with respect to any Loss and Expense (or if more than one claim for indemnification is asserted, with respect to all such Loss and Expense), until the cumulative aggregate amount of all Loss and Expense incurred by such party with respect to such claim or claims exceeds $200,000 (the "Indemnity Threshold"), in which case the Indemnifying Party shall then be liable for the full amount of all such Loss and Expense, without regard to the Indemnity Threshold.

                  (b) The obligation of indemnity provided for in this Agreement with respect to the representations and warranties set forth in Sections 3.2, 3.3 and 3.11 has no expiration or termination date.

                  (c) The obligation of indemnity provided for with respect to the representations and warranties contained in Sections 3.8, 3.12 and 3.13 shall terminate 31 days after the expiration of the statute of limitation applicable to each such representation and warranty, but the obligation of indemnity described in this Section 9.4(c) shall continue after that termination date until such claim is resolved if the Indemnified Party provided notice of such claim to the Indemnifying Party prior to that termination date.

                  (d)    Except as otherwise provided in Sections 9.4(b) and
(c), the obligation of indemnity provided for in this Agreement resulting with respect to the representations and warranties contained in this Agreement shall terminate 24 months after the Closing Date, but the obligation of indemnity described in this Section 9.4(d) shall continue after that termination date until such claim is resolved if the Indemnified Party provided notice of such claim to the Indemnifying Party prior to that termination date.


                  (e) Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this
Article 9.


                  (f) All Loss and Expense shall be computed net of any tax benefit actually received by the Indemnified Party with respect thereto; provided, however, that in all cases, the timing of the realization of such tax benefit by the Indemnified Party shall be taken into account in determining the amount of such reduction of Loss and Expense. The aggregate liability of either Buyer or the Seller, as applicable, under this Article 9, shall not exceed $1,400,000.


                  (g) The indemnification provisions of this Article 9 shall be the sole monetary remedy available to each of the Buyer and the Seller. Equitable remedies shall remain available to each of Buyer and the Seller, provided that no unjust enrichment results from the enforcement of such remedies.


                                   ARTICLE 10

                                   TERMINATION
                                   -----------

                  Section 10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing either by the operation of the last sentence of Section 2.2 or by:

                  (a)    the written consent of each of the Seller and Buyer;

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                                                                         Page 32

                  (b) Buyer (if it is not in breach of any of its obligations hereunder) in the event of a breach by the Seller of any representation, warranty, covenant or agreement by the Seller contained in this Agreement, which has not been, or cannot be, cured within 30 days after written notice of such breach is given to the Seller;

                  (c) the Seller (if it is not in breach of any of its obligations hereunder) in the event of a breach by Buyer of any representation, warranty, covenant or agreement by Buyer contained in this Agreement which has not been, or cannot be, cured within 30 days after written notice of such breach is given to Buyer;

                  (d) the Seller, if terminated in accordance with Section 5.4, so long as the Seller shall have paid any amounts required under this Agreement;

                  (e) Buyer, if on or prior to the date 240 days after the date of this Agreement, the Closing shall not have occurred, unless the failure of such occurrence has been caused by the failure of Buyer to perform or observe any covenant or agreement set forth herein required to be performed or observed by Buyer;

                  (f) Buyer, if the Board of Directors shall have withdrawn, modified or failed to make or refrained from making its recommendation that the Shareholders approve the issuance of the Purchased Shares pursuant to this Agreement as provided for in Section 3.2(b) and Section 5.1(b), or if the Board of Directors at any time refuses to reaffirm, at Buyer's request, such recommendation and its determination to make such recommendation to the Shareholders; or

                  (g) Buyer or the Seller if the Shareholders fail to approve the transaction contemplated hereby by the requisite vote.

                  Section 10.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by the Seller or Buyer pursuant to
Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon be and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.2 (Public Announcements), 10.3 (Expenses), 11.2 (Governing Law), and 11.4 (Notices) shall survive the termination of this Agreement, and no termination of this Agreement shall relieve any party hereto of any liability for any breach of this Agreement. In addition, the Confidentiality Agreements executed by each of the parties hereto prior to the date hereof shall survive any termination of this Agreement in accordance with their terms.


                  Section 10.3 EXPENSES. Except as otherwise set forth in this Agreement, whether or not the purchase of any Purchased Shares is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.


                                   ARTICLE 11

                                  MISCELLANEOUS

                  Section 11.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other

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                                                                         Page 33
electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                  Section 11.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE THE LAWS OF THE STATE OF ARIZONA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

                  Section 11.3 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought only in a United States District Court sitting in Phoenix, Arizona, or in the United States District that encompasses Phoenix, Arizona, and hereby expressly submits to the personal jurisdiction and venue of any such court of proper jurisdiction for the purposes thereof and expressly waives any claim of improper venue and any claim that such court is an inconvenient forum. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

                  Section 11.4 ENTIRE AGREEMENT. This Agreement (including the agreements incorporated or referred to herein and prior confidentiality agreements between the parties hereto) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

                  Section 11.5 NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below, unless and until either of such parties notifies the other in accordance with this section of a change of address or change of telecopy number:


         If to Buyer:      United Financial Adjusting Company
                           747 Alpha Drive
                           Highland Heights, Ohio 44143
                           Attention:  John M. Davies, President
                           Telecopy Number:  (440) 442-4251

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         with a copy to:   Baker & Hostetler LLP
                           3200 National City Center
                           1900 East 9th Street
                           Cleveland, Ohio 44114-3485
                           Attention:  R. Steven Kestner
                           Telecopy Number: (216) 696-0740


         If to the Seller: Frontier Adjusters of America, Inc.
                           45 East Monterey Way, Suite 202
                           Phoenix, Arizona 85012
                           Attention: William J. Rocke, Chief Executive Officer Telecopy Number: (602) 279-5813


         with a copy to:   O'Connor, Cavanagh, Anderson,
                               Killingsworth and Beshears
                           One East Cambelback Road. Suite 1100
                           Phoenix, Arizona 85012
                           Attention:  Karen L. Liepmann
                           Telecopy Number:  (602) 263-2900


                  Section 11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

                  Section 11.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach thereof.

                  Section 11.8 INTERPRETATION; ABSENCE OF PRESUMPTION. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, and (iv) the word "or" shall not be exclusive, but shall be interpreted as "and/or."

                  (b) As used herein, the phrase "the transactions contemplated hereby" (or words of similar import) shall include, but not be limited to, the conversion, whether before or

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after the Tender Offer, of any or all of the Shares issued pursuant to this
Agreement into Common Shares.

                  (c) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  Section 11.9 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted by a court of competent jurisdiction rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

                  Section 11.10 FURTHER ASSURANCES. The Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments and take such other actions as may be necessary to carry out the purposes and intents hereof.

                  Section 11.11 SPECIFIC PERFORMANCE. Buyer and the Seller each acknowledge that, in view of the uniqueness of the Purchased Shares, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto be entitled at law or in equity.



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                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the date first above written.



                                            BUYER:

                                            UNITED FINANCIAL ADJUSTING COMPANY,
                                            an Ohio corporation


                                            By: /s/ John M. Davies
                                            Name:    John M. Davies
                                            Title: President


                                            SELLER:

                                            FRONTIER ADJUSTERS OF AMERICA, INC.,
                                            an Arizona corporation


                                            By: /s/ William J. Rocke
                                            Name: William J. Rocke
                                            Title: Chief Executive Officer



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